EXHIBIT 99.1

Contact at 214-432-2000

Michael R. Haack President and CEO D. Craig Kesler Executive Vice President & CFO Robert S. Stewart Executive Vice President

News For Immediate Release

EAGLE MATERIALS REPORTS RECORD SECOND QUARTER EPS UP 12%

ON RECORD REVENUE UP 9%

DALLAS, TX (October 31, 2019) Eagle Materials Inc. (NYSE: EXP) today reported financial results for the second quarter of fiscal 2020 ended September 30, 2019. Notable items for the quarter are highlighted below (unless otherwise noted, all comparisons are with the prior year’s fiscal second quarter):

Second Quarter Fiscal 2020 Results

•	Record second quarter revenue of $414.5 million, up 9%

•	Record second quarter net earnings per diluted share of $1.72, up 12%

•	The second quarter impact of costs related to the Company’s planned separation of its businesses was $2.7 million (pre-tax), or $0.05 per diluted share

Commenting on the second quarter results, Michael Haack, President and CEO, said, “We are proud to have achieved record revenue and net earnings per share for the second quarter of our fiscal year 2020. Our second quarter performance was driven mostly by increased cement shipments, cost control initiatives and strong operational execution, as we capitalized on the robust underlying demand across our geographic footprint. Notably, our Cement sales volume was up 14% to a record 1.8 million tons. Market demand for our Wallboard also remained healthy when adjusted for buying activity ahead of our Wallboard price increase last year. The outlook for the remainder of the year continues to be positive. Demand for our building materials and construction products is supported by a number of favorable market dynamics including ongoing growth in jobs, high consumer confidence and low interest rates.”

Mr. Haack concluded, “Our low-cost operations continued to generate strong cash flow, which we are investing to further improve our operational efficiency and low-cost position, while at the same time we continued to repurchase shares in line with our capital allocation strategy. During the first half of our fiscal year, we purchased approximately 3.6 million shares, or 8% of our outstanding shares, and we returned more than $320 million to shareholders, through a combination of share repurchases and dividends.”

Segment Results

Heavy Materials: Cement, Concrete and Aggregates

Revenue in the Heavy Materials sector, which includes Cement, Concrete and Aggregates and Joint Venture and intersegment Cement revenue, was $282.6 million, a 22% increase from the second quarter of fiscal 2019. Heavy Materials operating earnings improved 20% to $73.8 million primarily because of increased sales volume and net sales prices.

Cement revenue for the quarter, including Joint Venture and intersegment revenue, was up 18% to $227.0 million, reflecting improved sales volume and net sales prices. Cement sales volume for the quarter was a record 1.8 million tons, up 14% versus the prior year. The average net sales price for the quarter improved 2% to $109.35 per ton.

Operating earnings from Cement were a record $66.5 million, 16% above the same quarter a year ago. The earnings improvement was primarily due to higher sales volume and net sales prices.

Concrete and Aggregates revenue for the second quarter was $55.6 million, an increase of 42%. Second quarter operating earnings were $7.3 million, a 77% increase, reflecting record Concrete sales volume, improved Concrete sales prices and the financial results of a recently acquired small concrete and aggregates business.

Light Materials: Gypsum Wallboard and Paperboard

Revenue in the Light Materials sector, which includes Gypsum Wallboard and Paperboard, declined slightly from the prior year, as improved sales volume was offset by lower pricing. Gypsum Wallboard sales volume was 681 million square feet (MMSF), up approximately 8%, while the average Gypsum Wallboard net sales price declined 10% to $148.16 per MSF.

Paperboard sales volume for the quarter also increased, up 9% to a record 86,000 tons. The average Paperboard net sales price was $475.98 per ton, down 6% from the prior year, consistent with the pricing provisions in our long-term sales agreements.

Operating earnings were $48.6 million in the sector, a decline of 11%, reflecting improved Wallboard and Paperboard sales volume offset by lower net sales prices. Operating costs during the quarter declined primarily due to lower recycled fiber costs.

Oil and Gas Proppants

Revenue in the Oil and Gas Proppants segment was down 41% to $14.0 million. This decline resulted from a 34% decrease in average Frac Sand sales prices and an 11% decline in Frac Sand sales volume. The second quarter operating loss of $5.5 million included $3.8 million of depreciation, depletion and amortization.

Planned Separation of Heavy Materials and Light Materials Businesses

As previously announced on May 30, 2019, the Company plans to separate its Heavy Materials and Light Materials businesses into two independent, publicly traded corporations by means of a tax-free spin-off to Eagle shareholders. We continue to anticipate that the separation will be completed in the first half of calendar 2020. The Company also previously announced it is actively pursuing alternatives for its Oil and Gas Proppants business.

Details of Financial Results

We conduct one of our cement plant operations through a 50/50 joint venture, Texas Lehigh Cement Company LP (the Joint Venture). We use the equity method of accounting for our 50% interest in the Joint Venture. For segment reporting purposes only, we proportionately consolidate our 50% share of the Joint Venture’s revenue and operating earnings, which is consistent with the way management organizes the segments within the Company for making operating decisions and assessing performance.

In addition, for segment reporting purposes, we report intersegment revenue as a part of a segment’s total revenue. Intersegment sales are eliminated on the income statement. Refer to Attachment 3 for a reconciliation of these amounts.

About Eagle Materials Inc.

Eagle Materials Inc. manufactures and distributes Portland Cement, Gypsum Wallboard and Recycled Gypsum Paperboard, and Concrete, Sand and Aggregates from more than 75 facilities across the US. Eagle’s corporate headquarters is in Dallas, Texas.

EXP’s senior management will conduct a conference call to discuss the financial results, forward looking information and other matters at 8:30 a.m. Eastern Time (7:30 a.m. Central Time) on Thursday, October 31, 2019. The conference call will be webcast simultaneously on the EXP website, eaglematerials.com. A replay of the webcast and the presentation will be archived on the website for one year.

###

Forward-Looking Statements. This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when the Company is discussing its beliefs, estimates or expectations. These statements are not historical facts or guarantees of future performance but instead represent only the Company’s belief at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside the Company’s control. Actual results and outcomes may differ materially from what is expressed or forecast in such forward-looking statements. The principal risks and uncertainties that may affect the Company’s actual performance include the following: the cyclical and seasonal nature of the Company’s business; public infrastructure expenditures; adverse weather conditions; the fact that our products are commodities and that prices for our products are subject to material fluctuation due to market conditions and other factors beyond our control; availability of raw materials; changes in energy costs including, without limitation, natural gas, coal and oil; changes in the cost and availability of transportation; unexpected operational difficulties, including unexpected maintenance costs, equipment downtime and interruption of production; material nonpayment or non-performance by any of our key customers; fluctuations in activity in the oil and gas industry, including the level of fracturing activities and the demand for frac sand; inability to timely execute announced capacity expansions; difficulties and delays in the development of new business lines; governmental regulation and changes in governmental and public policy (including, without limitation, climate change regulation); possible outcomes of pending or future litigation or arbitration proceedings; changes in economic conditions specific to any one or more of the Company’s markets; competition; a cyber-attack or data security breach; announced increases in capacity in the gypsum wallboard, cement and frac sand industries; changes in the demand for residential housing construction or commercial construction; risks related to pursuit of acquisitions, joint ventures and other transactions; general economic conditions; and interest rates. For example, increases in interest rates, decreases in demand for construction materials or increases in the cost of energy (including, without limitation, natural gas, coal and oil) could affect the revenue and operating earnings of our operations. In addition, changes in national or regional economic conditions and levels of infrastructure and construction spending could also adversely affect the Company’s result of operations. Finally, the proposed separation of our Heavy Materials and Light Materials businesses into two independent, publicly traded corporations is subject to various risks and uncertainties, and may not be completed on the terms or timeline currently contemplated, or at all. These and other factors are described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2019 and subsequent quarterly and annual reports upon filing. These reports are filed with the Securities and Exchange Commission. All forward-looking statements made herein are made as of the date hereof, and the risk that actual results will differ materially from expectations expressed herein will increase with the passage of time. The Company undertakes no duty to update any forward-looking statement to reflect future events or changes in the Company’s expectations.

For additional information, contact at 214-432-2000.

Michael R. Haack

Chief Executive Officer

D. Craig Kesler

Executive Vice President and Chief Financial Officer

Robert S. Stewart

Executive Vice President, Strategy, Corporate Development and Communications

Attachment 1  Statement of Consolidated Earnings

Attachment 2  Revenue and Earnings by Lines of Business

Attachment 3  Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

Attachment 4  Consolidated Balance Sheets

Attachment 5  Depreciation, Depletion and Amortization by Lines of Business

Eagle Materials Inc.

Attachment 1

Eagle Materials Inc.

Statement of Consolidated Earnings

(dollars in thousands, except per share data)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Revenue	$414,526	$381,499	$785,123	$775,255
Cost of Goods Sold	310,020	283,568	605,288	585,690

Gross Profit	104,506	97,931	179,835	189,565
Equity in Earnings of Unconsolidated JV	12,357	10,173	21,789	19,424
Corporate General and Administrative Expenses	(13,458)	(9,922)	(34,712)	(17,925)
Litigation Settlements and Losses	—	—	—	(1,800)
Other Non-Operating Income	942	428	1,142	999

Earnings before Interest and Income Taxes	104,347	98,610	168,054	190,263
Interest Expense, net	(10,137)	(6,817)	(18,983)	(13,449)

Earnings before Income Taxes	94,210	91,793	149,071	176,814
Income Tax Expense	(22,417)	(19,190)	(35,974)	(37,872)

Net Earnings	$71,793	$72,603	$113,097	$138,942

EARNINGS PER SHARE
Basic	$1.73	$1.54	$2.65	$2.93

Diluted	$1.72	$1.53	$2.63	$2.90

AVERAGE SHARES OUTSTANDING
Basic	41,572,127	47,219,532	42,714,896	47,453,655

Diluted	41,833,775	47,563,818	42,985,715	47,853,472

Eagle Materials Inc.

Attachment 2

Eagle Materials Inc.

Revenue and Earnings by Lines of Business

(dollars in thousands)

(unaudited)

	Quarter Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Revenue*

Heavy Materials:
Cement (Wholly Owned)	$190,422	$163,609	$353,977	$318,955
Concrete and Aggregates	55,564	39,243	94,965	79,752

	245,986	202,852	448,942	398,707

Light Materials:
Gypsum Wallboard	128,660	129,609	255,384	272,024
Gypsum Paperboard	25,923	25,572	51,608	53,358

	154,583	155,181	306,992	325,382

Oil and Gas Proppants	13,957	23,466	29,189	51,166

Total Revenue	$414,526	$381,499	$785,123	$775,255

Segment Operating Earnings

Heavy Materials:
Cement (Wholly Owned)	$54,169	$47,374	$80,858	$75,457
Cement (Joint Venture)	12,357	10,173	21,789	19,424
Concrete and Aggregates	7,255	4,100	11,689	9,584

	73,781	61,647	114,336	104,465

Light Materials:
Gypsum Wallboard	38,456	45,671	76,388	96,151
Gypsum Paperboard	10,095	8,609	20,039	18,603

	48,551	54,280	96,427	114,754

Oil and Gas Proppants	(5,469)	(7,823)	(9,139)	(10,230)

Sub-total	116,863	108,104	201,624	208,989

Corporate General and Administrative Expense	(13,458)	(9,922)	(34,712)	(17,925)

Litigation Settlements and Losses	—	—	—	(1,800)

Other Non-Operating Income	942	428	1,142	999

Earnings before Interest and Income Taxes	$104,347	$98,610	$168,054	$190,263

*	Net of Intersegment and Joint Venture Revenue listed on Attachment 3

Eagle Materials Inc.

Attachment 3

Eagle Materials Inc.

Sales Volume, Average Net Sales Prices and Intersegment and Cement Revenue

(unaudited)

	Sales Volume
	Quarter Ended September 30,			Six Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Cement (M Tons):
Wholly Owned	1,529	1,339	+14%	2,847	2,614	+9%
Joint Venture	249	218	+14%	481	454	+6%

	1,778	1,557	+14%	3,328	3,068	+8%

Concrete (M Cubic Yards)	428	290	+48%	738	609	+21%

Aggregates (M Tons)	1,060	1,013	+5%	1,859	1,869	-1%

Gypsum Wallboard (MMSF)	681	629	+8%	1,341	1,339	0%

Paperboard (M Tons):
Internal	33	31	+6%	66	63	+5%
External	53	48	+10%	101	98	+3%

	86	79	+9%	167	161	+4%

Frac Sand (M Tons)	356	398	-11%	763	764	0%

	Average Net Sales Price*
	Quarter Ended September 30,			Six Months Ended September 30,
	2019	2018	Change	2019	2018	Change
Cement (Ton)	$109.35	$107.56	+2%	$109.51	$108.12	+1%
Concrete (Cubic Yard)	$107.69	$103.72	+4%	$105.94	$102.64	+3%
Aggregates (Ton)	$9.25	$9.38	-1%	$9.42	$9.55	-1%
Gypsum Wallboard (MSF)	$148.16	$165.01	-10%	$149.53	$162.73	-8%
Paperboard (Ton)	$475.98	$508.17	-6%	$492.71	$520.36	-5%

*	Net of freight and delivery costs billed to customers.

	Intersegment and Cement Revenue
	Quarter Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Intersegment Revenue:
Cement	$6,703	$4,073	$10,956	$8,251
Concrete and Aggregates	407	501	784	832
Paperboard	15,924	15,705	32,939	33,052

	$23,034	$20,279	$44,679	$42,135

Cement Revenue:
Wholly Owned	$190,422	$163,609	$353,977	$318,955
Joint Venture	29,888	25,479	57,393	52,743

	$220,310	$189,088	$411,370	$371,698

Eagle Materials Inc.

Attachment 4

Eagle Materials Inc.

Consolidated Balance Sheets

(dollars in thousands)

(unaudited)

	September 30,		March 31, 2019*
	2019	2018
ASSETS
Current Assets –
Cash and Cash Equivalents	$53,684	$10,002	$8,601
Accounts and Notes Receivable, net	182,689	174,550	128,722
Inventories	241,599	238,869	275,194
Federal Income Tax Receivable	—	5,924	5,480
Prepaid and Other Assets	9,083	7,751	9,624

Total Current Assets	487,055	437,096	427,621

Property, Plant and Equipment, net	1,456,059	1,624,738	1,426,939

Investments in Joint Venture	71,662	60,482	64,873
Operating Lease Right of Use Asset	63,526	—	—
Notes Receivable	6,436	3,144	2,898
Goodwill and Intangibles	230,770	237,738	229,115
Other Assets	10,703	16,314	17,717

	$2,326,211	$2,379,512	$2,169,163

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities –
Accounts Payable	$77,656	$92,479	$80,884
Accrued Liabilities	69,304	62,223	61,949
Operating Lease Liabilities	11,315	—	—
Current Portion of Senior Notes	36,500	—	36,500

Total Current Liabilities	194,775	154,702	179,333

Long-term Liabilities	35,371	31,099	34,492
Non-current Lease Liabilities	56,586	—	—
Bank Credit Facility	585,000	250,000	310,000
Private Placement Senior Unsecured Notes	—	36,500	—
4.500% Senior Unsecured Notes due 2026	345,426	344,757	345,092
Deferred Income Taxes	98,298	129,851	90,759
Stockholders’ Equity –
Preferred Stock, Par Value $0.01; Authorized 5,000,000 Shares; None Issued	—	—	—
Common Stock, Par Value $0.01; Authorized 100,000,000 Shares; Issued and Outstanding 41,625,996; 47,189,378 and 45,117,393 Shares, respectively	416	472	451
Capital in Excess of Par Value	2,990	7,752	—
Accumulated Other Comprehensive Losses	(3,248)	(3,900)	(3,316)
Retained Earnings	1,010,597	1,428,279	1,212,352

Total Stockholders’ Equity	1,010,755	1,432,603	1,209,487

	$2,326,211	$2,379,512	$2,169,163

*	From audited financial statements

Eagle Materials Inc.

Attachment 5

Eagle Materials Inc.

Depreciation, Depletion and Amortization by Lines of Business

(dollars in thousands)

(unaudited)

The following table presents Depreciation, Depletion and Amortization by lines of business for the quarters ended September 30, 2019 and 2018:

	Depreciation, Depletion and Amortization
	Quarter Ended September 30,
	2019	2018
Cement	$13,868	$12,746
Concrete and Aggregates	2,754	2,052
Gypsum Wallboard	5,147	5,201
Paperboard	2,203	2,128
Oil and Gas Proppants	3,803	9,851
Corporate and Other	598	348

	$28,373	$32,326